EXHIBIT 1.1

Hornbeck Offshore Services, Inc.

6.125% Senior Notes due 2014

unconditionally guaranteed as to the

payment of principal, premium,

if any, and interest by

Energy Services Puerto Rico, LLC

Hornbeck Offshore Services, LLC

Hornbeck Offshore Transportation, LLC

Hornbeck Offshore Operators, LLC

HOS IV, LLC and

Hornbeck Offshore Trinidad & Tobago, LLC

Purchase Agreement

November 18, 2004

Goldman, Sachs & Co.,

Bear, Stearns & Co. Inc.

Jefferies & Company, Inc.

As representatives of the several Purchasers

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

1000 Louisiana Street, Suite 1100

Houston, Texas 77002

Ladies and Gentlemen:

Hornbeck Offshore Services, Inc. a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $225,000,000 principal amount of the Notes specified above (the “Notes”). The Notes will be fully and unconditionally guaranteed (the “Guarantees”) as to payment of principal, interest and premium, if any, on an unsecured senior basis, jointly and severally, by each of the subsidiaries of the Company (collectively, the “Guarantors”) that executes the Indenture to be dated as of November 23, 2004 (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes and the Guarantees are hereinafter collectively called the “Securities”.

1. The Company and each of the Guarantors, jointly and severally, represent and warrant to, and agree with, each of the Purchasers that:

(a) A preliminary offering circular, dated November 9, 2004 (the “Preliminary Offering Circular”) and an offering circular, dated November 18, 2004 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(b) Neither the Company, the Guarantors, nor any of their subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or shareholders’ equity of the Company, the Guarantors, or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(c) The Company and its subsidiaries own no real property; the Company and its subsidiaries have good title to (i) all barges, tugs, offshore supply vessels and other vessels (collectively, “Vessels”) owned by them and (ii) all other personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and none of the real property and buildings held under lease by the Company and its subsidiaries are material to the Company and its subsidiaries taken as a whole and, should their existing leases expire or terminate, the cost to secure new facilities would not be material;

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have a Material Adverse Effect; and each Guarantor and any other subsidiary of the Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization;

(e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued membership and other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(f) The Notes and Guarantees, and the notes and related guarantees having terms substantially identical to the Securities (the “Exchange Securities”) issuable in exchange for the Securities in an exchange offer (the “Exchange Offer”) pursuant to the Registration Rights Agreement (as defined in Section 1(g) below), have been duly authorized and, when issued and delivered pursuant to this Agreement (in the case of the Securities) or the Registration Rights Agreement (in the case of the Exchange Securities) and duly authenticated pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantors entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, when executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular;

(g) The registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Time of Delivery (as defined below), has been duly authorized by the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors, will be the valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification, subject to principles of public policy or federal or state securities laws relating thereto;

(h) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

(i) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(j) The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated (A) subject to the Fifth Supplemental Indenture to that Indenture dated July 24, 2001 among the Company, certain of its subsidiaries and trustee thereunder, becoming operative, by its terms, upon consummation of the purchase, in connection with the tender offer and consent solicitation relating thereto, of those of the Company’s 10 5/8% Senior Notes due 2008 tendered prior to 5:00 p.m. Eastern time on November 17, 2004, which constitute more than a majority of the aggregate outstanding principal amount of the Company’s 10 5/8% Senior Notes due 2008, will not, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, and (C) will not result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except such violations as would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for the filing and effectiveness of a registration statement by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”) in relation to the Exchange Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(k) Neither the Company, the Guarantors, nor any of their subsidiaries is in violation of its Certificate of Incorporation or By-laws (or other organizational documents) or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than such defaults that individually or in the aggregate would not have a Material Adverse Effect;

(l) The statements set forth in the Offering Circular under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “United States Federal Income Tax Consequences” insofar as they purport to describe the provisions of the laws and documents referred to therein and under the caption “Underwriting”, insofar as they purport to describe the provisions of this Agreement referred to therein, are accurate and fair in all material respects;

(m) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, the Guarantors, or any of their subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) When the Notes and the Guarantees are issued and delivered pursuant to this Agreement, no Notes or Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(o) The Company is subject to Section 13 or 15(d) of the Exchange Act;

(p) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) Neither the Company, the Guarantors, nor any person acting on its or their behalf (other than the Purchasers for whom we make no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(r) Within the preceding six months, neither the Company, the Guarantors, nor any other person acting on their behalf has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities, Guarantees or any substantially similar security issued by the Company or the Guarantor, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(s) Neither the Company, the Guarantors, nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

(t) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(u) The Company and its subsidiaries own or possess adequate licenses or other rights to use all trademarks, service marks, trade names and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Offering Circular, and neither the Company nor any of its subsidiaries has received any notice of conflict with (or knows of any such conflict with) asserted rights of others with respect to any trademarks, service marks, trade names or know-how which, if such assertion of conflict were sustained, would individually or in the aggregate have a Material Adverse Effect;

(v) The Company and its subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, the American Bureau of Shipping and all courts and other tribunals, including without limitation under any applicable Environmental Laws (as defined below), currently required or necessary to own or lease, as the case may be, and to operate their properties and to carry on their business as now and proposed to be conducted as set forth in the Offering Circular (“Permits”), except where the failure to obtain such Permits would not individually or in the aggregate have a Material Adverse Effect; the Company and its subsidiaries have fulfilled and performed all of their obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where the failure to perform such obligations or the occurrence of such event would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Offering Circular and except where such revocation or modification would not individually or in the aggregate have a Material Adverse Effect;

(w) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have timely requested extensions thereof and have paid all taxes shown as due thereon or made adequate reserve or provision therefor; and other than tax deficiencies which the Company or any subsidiary is contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any subsidiary that would individually or in the aggregate have a Material Adverse Effect;

(x) To the best of the Company’s knowledge, the statistical and market-related data included in the Offering Circular are based on or derived from sources which are reliable and accurate;

(y) Except as described in the Offering Circular or as would not individually or in the aggregate have a Material Adverse Effect (A) the Company and its subsidiaries are in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) the Company and its subsidiaries have made all filings and provided all notices required under any applicable Environmental Laws, and have, and are in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best of the Company’s knowledge, threatened against the Company or its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries, (E) neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (F) no property or facility of the Company or any of its subsidiaries is (i) listed or, to the best of the Company’s knowledge, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (G) each Vessel complies with the Federal Water Pollution Control Act, as amended, and has secured and carries on board a current U.S. Coast Guard Certificate of Financial Responsibility (Water Pollution);

For purposes of this Agreement, “Environmental Laws” means the common law, all federal treaties and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, sea water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom;

(z) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries which is pending or, to the best of the Company’s knowledge, threatened. Neither the Company nor any of its subsidiaries is a party to or has any obligation under any collective bargaining agreement or other labor union contract, white paper or side agreement with any labor union or organization; except as described in the Offering Circular, to the best of the Company’s knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries; and the Company has a policy on drug and alcohol abuse applicable to each of the Vessels that meets or exceeds the standards contained in the current edition of the Oil Companies International Marine Forum Guidelines for the Control of Drugs and Alcohol Onboard Ship;

(aa) The Company and its subsidiaries carry insurance in such amounts and covering such risks as in their determination is adequate for the conduct of their business or the value of their properties; and

(bb) Neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing, 401(k) plan or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of its subsidiaries is or has ever been a participant, except for such liabilities which would not individually or in the aggregate have a Material Adverse Effect; and with respect to such plans, the Company and each of its subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.

2. Subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and the Company agrees to sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.875% of the principal amount thereof, plus accrued interest, if any, from November 23, 2004 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

(a) It will offer and sell the Securities only to:(i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, or (ii) upon the terms and conditions set forth in Annex I to this Agreement.

(b) It is an Institutional Accredited Investor; and

(c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer to the account of the Company of same day funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 23, 2004 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(i) hereof, will be delivered at such time and date at the offices of Vinson & Elkins L.L.P., 2300 First City Tower 1001, Fannin Street, Houston, Texas 77002 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., Houston time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company and the Guarantors, jointly and severally, agree with each of the Purchasers:

(a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof and to consent to the use of the Preliminary

Offering Circular and the Offering Circular, and any amendments or supplements thereto, by you in connection with resales in accordance with Section 3 of this Agreement until such time as the Exchange Offer is Consummated (as defined below). The Exchange Offer shall be deemed Consummated for the purposes of this Agreement upon the occurrence of (i) the filing and effectiveness of a registration statement under the Act relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such registration statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 2(a) of the Registration Rights Agreement and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Securities that were tendered by holders thereof pursuant to the Exchange Offer;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions until the Exchange Offer is consummated, provided that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Until such time as the Exchange Offer is consummated, to furnish the Purchasers with copies of the Offering Circular and each amendment or supplement thereto with the independent accountants’ report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d) During the period beginning from the date hereof and continuing for 180 days thereafter, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company or any Guarantor that are substantially similar to the Notes or the Guarantees (other than the Exchange Securities);

(e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities, information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g) To execute and deliver the Registration Rights Agreement in the form previously agreed upon, to comply with all provisions and obligations of the Registration Rights Agreement as required herein, and to comply with all applicable federal and state securities laws in connection with the Exchange Offer;

(h) To use their best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(i) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its security holders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(j) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities, or any class of securities of the Company or Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(k) During the period of three years after the Time of Delivery, the Company and the Guarantors will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(l) To comply with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer;

(m) To advise the Purchasers promptly, and, if requested by the Purchasers, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and to use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, and if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, to use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(n) The Company shall file on or prior to 90 days after the Time of Delivery, and use its reasonable best efforts to cause to be declared or become effective under the Securities Act, on or prior to 180 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of the Exchange Securities and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Securities Act; and

(o) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption “Use of Proceeds”.

6. The Company and the Guarantors, jointly and severally, covenant and agree with the several Purchasers that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and accountants in connection with the issue of the Securities, and the Exchange Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing and delivering the Securities and the Exchange Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors as set forth herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Vinson & Elkins L.L.P., counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i), (vii), (viii), (ix), (x), and (xvii) of subsection (b) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b) Winstead Sechrest & Minick P.C., counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Each of the Company and the Guarantors has been duly incorporated as a corporation or formed as a limited liability company and is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, with the corporate or limited liability company power and authority to own its properties and conduct its business as described in the Offering Circular;

(ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

(iii) Each of the Company and the Guarantors has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates and shall provide you with copies thereof);

(iv) Each Subsidiary (as defined in the Indenture) of the Company (other than the Guarantors) has been duly formed as a limited liability company and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation; and all of the issued and outstanding membership or other equity interests of each such Subsidiaries of the Company (including the Guarantors) have been duly authorized and validly issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates and shall provide you with copies thereof);

(v) To such counsel’s knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, the Guarantors, or any of their subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors;

(vii) The Notes and Guarantees have been duly authorized, executed, issued and delivered by the Company and Guarantors, are entitled to the benefits provided by the Indenture and constitute valid and legally binding obligations, enforceable against the Company and the Guarantors in accordance with their terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, moratorium, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Offering Circular;

(viii) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and legally binding obligation, enforceable against the Company and the Guarantors in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, moratorium, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and legally binding obligation, enforceable against the Company and the Guarantors in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, moratorium, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification, to principles of public policy or federal or state securities laws relating thereto;

(x) The Exchange Securities have been duly authorized for issuance by the Company and the Guarantors, and when executed, authenticated and issued by the Company and the Guarantors in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations, enforceable against the Company and the Guarantors in accordance with their terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, moratorium, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(xi) The issue and sale of the Securities in accordance with the terms of this Agreement and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated (A) subject to the Fifth Supplemental Indenture to that Indenture dated July 24, 2001 among the Company, certain of its subsidiaries and trustee thereunder, becoming operative, by its terms, upon consummation of the purchase, in connection with the tender offer and consent solicitation relating thereto, of those of the Company’s 10 5/8% Senior Notes due 2008 tendered prior to 5:00 p.m. Eastern time on November 17, 2004, which constitute more than a majority of the aggregate outstanding principal amount of the Company’s 10 5/8% Senior Notes due 2008, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is attached or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Annual Report”), any subsequent quarterly report on Form 10-Q, or any Item 1.01 of any Form 8-K filed subsequent to the Annual Report, (B) will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or the certificate of formation and limited liability company agreement of the Guarantors and (C) will not result in the violation of any statute, rule or regulation or, to the knowledge of such counsel, any order of any court or governmental agency or body having jurisdiction over the Company, the Guarantors, or any of their subsidiaries or any of their properties (it being understood that for the purpose of the opinion in this paragraph (xi), such counsel will not opine as to compliance with any antifraud or similar provisions of any law, rule or regulation);

(xii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and except for the filing and effectiveness of an exchange offer registration statement and, if applicable, a shelf registration statement by the Company with the Commission pursuant to the Act as required by the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act in relation to the Exchange Securities;

(xiii) Neither the Company, the Guarantors, nor any of their subsidiaries is in violation of its Certificate of Incorporation or Bylaws (or certificate of formation or limited liability company agreements, as applicable) or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is attached or incorporated by reference as an exhibit to the Company’s Annual Report, any subsequent quarterly report on Form 10-Q or any Item 1.01 of any Form 8-K filed subsequent to the Annual Report;

(xiv) The statements set forth in the Offering Circular under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “United States Federal Income Tax Consequences” insofar as they purport to describe the provisions of the laws and documents referred to therein and under the caption “Underwriting” insofar as they purport to describe the provisions of this Agreement, are accurate and fair in all material respects;

(xv) No registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement;

(xvi) Neither the Company, the Guarantors, nor any of their subsidiaries is an “investment company”, as such term is defined in the Investment Company Act; and

(xvii) Such counsel have no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, such opinion may state that it is limited to federal law and the laws of the State of Delaware, the State of New York and the State of Texas. Insofar as such opinion involves the laws of the State of New York, such counsel may state that they are relying on the opinion of Vinson & Elkins L.L.P.

(c) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young L.L.P. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

(d) (i) Neither the Company, the Guarantors, nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company, the Guarantors, or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company, the Guarantors and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at the Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or the Guarantors’ debt securities;

(f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (“NYSE”); (ii) a suspension or material limitation in trading in the Company’s common stock on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Louisiana State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular;

(g) The Securities have been designated for trading on PORTAL; and

(h) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (d) and (e) of this Section 7 and as to such other matters as you may reasonably request.

8. (a) The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Guarantors by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

(b) Each Purchaser will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Guarantors by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with a single counsel (in addition to any local counsel) satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above,

the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company or any Guarantor, or any officer or director or controlling person of the Company or any Guarantor, and shall survive delivery of and payment for the Securities.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Guarantors shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Purchasers.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the Purchasers in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company or any Guarantor and each person who controls the Company, any Guarantor, or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17. The Company and the Guarantors are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of you plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Hornbeck Offshore Services, Inc.

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Vice President &
Chief Financial Officer

Guarantors:

Energy Services Puerto Rico, LLC
Hornbeck Offshore Services, LLC
Hornbeck Offshore Transportation, LLC
Hornbeck Offshore Operators, LLC
HOS-IV, LLC
Hornbeck Offshore Trinidad & Tobago, LLC

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Vice President &
Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

Bear, Stearns & Co. Inc.

Jefferies & Company, Inc.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$75,000,000
Bear, Stearns & Co. Inc.	75,000,000
Jefferies & Company, Inc. .	75,000,000

Total	$225,000,000

ANNEX I

(1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or, Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A) or pursuant to Paragraph 2 of this Annex I, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

In addition,

(A) except to the extent permitted under U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D) (the “D Rules”), (i) each Purchaser agrees that it has not offered or sold, and during the restricted period will not offer or sell, Securities in bearer form to a person who is within the United States or its possessions or to a U.S. person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Securities in bearer form that are sold during the restricted period;

(B) each Purchaser represents and agrees that it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Securities in bearer form are aware that such Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

A-1

(C) if it is a United States person, each such Purchaser represents that it is acquiring the Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D)(6); and

(D) with respect to each affiliate that acquires from it Securities in bearer form for the purpose of offering or selling such Securities during the restricted period, such Purchaser either (i) repeats and confirms the representations and agreements contained in clauses (A), (B) and (C) on its behalf or (ii) agrees that it will obtain from such affiliate for the Company’s benefit the representations and agreements contained in clauses (A), (B) and (C).

Terms used in this paragraph have the meanings given to them by the United States Internal Revenue Code and regulations thereunder, including the D Rules.

(2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

Each initial purchaser has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered, sold, transferred or delivered in or from the Netherlands, as part of their initial distribution or as part of any re-offering, and neither this offering circular nor any other documentation in respect of the offering may be distributed or circulated in the Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in a conduct of a business or profession.

(4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.’s express written consent and then only at its own risk and expense.

A-2

ANNEX II

Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable published rules and regulations thereunder;

(ii) In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

(iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

(iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

(B) any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

(C) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

(D) any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included in the Offering Circular to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchasers, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchasers, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

2